Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY AND ANNUAL RESULTS

CHICO, Calif. – (January 30, 2018) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced net income of $2,989,000 for the quarter ended December 31, 2017, compared to $12,533,000 for the fourth quarter of 2016. Diluted earnings per share were $0.13 for the fourth quarter of 2017, compared to $0.54 for the fourth quarter of 2016. Net income for the fourth quarter of 2017 includes a one-time income tax expense of $7,416,000 due to the re-measurement of the Company’s net deferred tax asset (“DTA”) resulting from the Tax Cuts and Jobs Act of 2017. Also included in net income for the fourth quarter of 2017 is $530,000 of merger and acquisition expenses related to the proposed merger with FNB Bancorp (“FNBB”) previously announced on December 11, 2017. Excluding the impact of the FNBB related merger expenses, and the DTA re-measurement, net income totaled $10,896,000 for the fourth quarter of 2017, or $0.47 per diluted share.

Net income was $40,554,000 for the year ended December 31, 2017, compared to $44,811,000 for the year ended December 31, 2016. Diluted earnings per share were $1.74 for the year ended December 31, 2017, compared to $1.94 for the year ended December 31, 2016. Excluding the impact of the FNBB related merger expenses, and the DTA re-measurement, net income totaled $48,462,000 for the year ended December 31, 2017, or $2.08 per diluted share. Net income for twelve months ended December 31, 2016 include the effects of $784,000 of expenses related to the acquisition of three bank branches, including $161,231,000 of deposits, during the three months ended March 31, 2016. Excluding the impact of the branch acquisition expenses, net income totaled $45,266,000 for the year ended December 31, 2016, or $1.96 per diluted share.

On December 22, 2017, President Donald Trump signed into law “H.R.1”, commonly known as the “Tax Cuts and Jobs Act”, which among other items reduces the Federal corporate tax rate from 35% to 21% effective January 1, 2018. While this decrease in the Federal corporate tax rate is expected to have a positive impact on the Company’s net income beginning January 1, 2018, the Company concluded that this caused the Company’s DTA to be reduced, and Federal income tax expense to be increased by $7,416,000 during the fourth quarter of 2017.

In addition to the nonrecurring income statement items noted above, there were other expense and revenue items during the three months ended December 31, 2017 and 2016 of less significance that may be considered nonrecurring and these items are described below in various sections of this announcement.

Performance highlights and other developments for the Company during the three months ended December 31, 2017 included the following:

•	On December 11, 2017, TriCo and FNBB announced that they entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which FNBB will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”). The Merger Agreement provides that immediately after the Merger, FNBB’s bank subsidiary, First National Bank of Northern California, will merge with and into the Company’s bank subsidiary, Tri Counties Bank, with Tri Counties Bank as the surviving bank.

•	Loan balances increased $83,552,000 representing a 2.9% increase in total loans, and an annualized growth rate of 11.4%, during the three months ended December 31, 2017.

•	The average rate of interest paid on deposits, including the effect of noninterest-bearing deposits, remained low at 0.11%.

The following is a summary of the components of the Company’s consolidated net income, average common shares, and average diluted common shares outstanding for the periods indicated:

	Three months ended December 31,
(dollars and shares in thousands)	2017	2016	$ Change	% Change
Net Interest Income	$45,093	$43,155	$1,938	4.5%
(Provision for) reversal of loan losses	(1,677)	1,433	(3,110)
Noninterest income	12,478	12,462	16	0.1%
Noninterest expense	(38,076)	(36,563)	(1,513)	4.1%
Provision for income taxes	(14,829)	(7,954)	(6,875)	86.4%

Net income	$2,989	$12,533	($9,544)	(76.2%)

Average common shares	22,945	22,846	99	0.4%
Average diluted common shares	23,290	23,116	174	0.8%

The following is a summary of certain of the Company’s consolidated assets and deposits as of the dates indicated:

Ending balances	As of December 31,
($’s in thousands)	2017	2016	$ Change	% Change
Total assets	$4,761,315	$4,517,968	$243,347	5.4%
Total loans	3,015,165	2,759,593	255,572	9.3%
Total investments	1,262,683	1,169,725	92,958	7.9%
Total deposits	4,009,131	3,895,560	$113,571	2.9%

Qtrly avg balances	As of December 31,
($’s in thousands)	2017	2016	$ Change	% Change
Total assets	$4,658,677	$4,483,251	$175,426	3.9%
Total loans	$2,948,277	$2,730,391	217,886	8.0%
Total investments	1,254,868	1,166,410	88,458	7.6%
Total deposits	$3,961,422	$3,853,432	$107,990	2.8%

The Company’s primary source of revenue is net interest income, or the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Included in the Company’s net interest income is interest income from municipal bonds that is almost entirely exempt from Federal income tax. These municipal bonds are classified as investments – nontaxable, and the Company may present the interest income from these bonds on a fully tax equivalent (FTE) basis.

Loans acquired through purchase, or acquisition of other banks, are classified by the Company as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. A loan may also be purchased at a premium to face value, in which case, the premium is amortized into (subtracted from) interest income over the remaining life of the loan. Generally, as time goes on, the effects of loan discount accretion and loan premium amortization decrease as the purchased loans mature or pay off early. Upon the early pay off of a loan, any remaining (unaccreted) discount or (unamortized) premium is immediately taken into interest income; and as loan payoffs may vary significantly from quarter to quarter, so may the impact of discount accretion and premium amortization on interest income. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

Following is a summary of the components of net interest income for the periods indicated (dollars in thousands):

	Three months ended December 31,
(dollars and shares in thousands)	2017	2016	$ Change	% Change
Interest income	$46,961	$44,615	$2,346	5.3%
Interest expense	(1,868)	(1,460)	(408)	27.9%
FTE adjustment	625	619	6	1.0%

Net interest income (FTE)	$45,718	$43,774	$1,944	4.4%

Net interest margin (FTE)	4.26%	4.24%

Purchased loan discount accretion:
Amount (included in interest income)	$1,489	$1,778
Effect on average loan yield	0.20%	0.26%
Effect on net interest margin (FTE)	0.14%	0.17%
Interest income recovered via loan sales:
Amount (included in interest income)	—	$586
Effect on average loan yield	0.00%	0.09%
Effect on net interest margin (FTE)	0.00%	0.06%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$2,948,277	$38,194	5.18%	$2,878,944	$37,268	5.18%	$2,730,391	$36,241	5.31%
Investments – taxable	1,118,547	7,459	2.67%	1,114,112	7,312	2.63%	1,031,401	7,026	2.72%
Investments – nontaxable	136,321	1,666	4.89%	136,095	1,665	4.89%	135,009	1,650	4.89%
Cash at Federal Reserve and other banks	86,511	267	1.23%	85,337	292	1.37%	233,169	317	0.54%

Total earning assets	4,289,656	47,586	4.44%	4,214,488	46,537	4.42%	4,129,970	45,234	4.38%

Other assets, net	369,021			357,936			353,281

Total assets	$4,658,677			$4,572,424			$4,483,251

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$964,827	210	0.09%	$949,348	206	0.09%	$892,518	94	0.04%
Savings deposits	1,380,384	430	0.12%	1,365,249	419	0.12%	1,389,676	439	0.13%
Time deposits	307,446	422	0.55%	310,325	403	0.52%	338,326	339	0.40%
Other borrowings	61,769	141	0.91%	65,234	149	0.91%	19,122	2	0.04%
Trust preferred securities	56,837	665	4.68%	56,784	652	4.59%	56,641	586	4.14%

Total interest-bearing liabilities	2,771,263	1,868	0.27%	2,746,941	1,829	0.27%	2,696,283	1,460	0.22%

Noninterest-bearing deposits	1,308,765			1,253,261			1,232,912
Other liabilities	65,642			64,834			72,352
Shareholders’ equity	513,007			507,389			481,704

Total liabilities and shareholders’ equity	$4,658,677			$4,572,424			$4,483,251

Net interest rate spread			4.17%			4.15%			4.16%
Net interest income/net interest margin (FTE)		45,718	4.26%		44,708	4.24%		43,774	4.24%

FTE adjustment		(625)			(624)			(619)

Net interest income (not FTE)		$45,093			$44,084			$43,155

Purchase loan discount accretion effect:
Amount (included in interest income)		$1,489			$1,364			$1,778
Effect on avg loan yield		0.20%			0.19%			0.26%
Effect on net interest margin		0.14%			0.13%			0.17%
Loan sale effect:
Amount (included in interest income)		—			—			$586
Effect on avg loan yield		0.00%			0.00%			0.09%
Effect on net interest margin		0.00%			0.00%			0.06%

Net interest income (FTE) during the three months ended December 31, 2017 increased $1,944,000 (4.4%) to $45,718,000 compared to $43,774,000 during the three months ended December 31, 2016. The increase in net interest income (FTE) was due primarily to increases in the average balance of loans and investments that were partially offset by an increase in other borrowings, a decrease in yield on loans, and an increase in the average rate paid on interest-bearing liabilities compared to the three months ended December 31, 2016.

The table below that sets forth a summary of the changes in interest income and interest expense from changes in average asset and liability balances (volume) and changes in average interest yields and rates for each category of interest earning asset and interest paying liability for the periods indicated:

	Three months ended December 31, 2017 compared with three months ended December 31, 2016
	Volume	Yield/Rate	Total
Increase (decrease) in interest income:
Loans	$2,892	$(939)	$1,953
Investments – taxable	593	(160)	433
Investments – nontaxable	16	—	16
Federal funds sold	(198)	148	(50)

Total	3,303	(951)	2,352

Increase (decrease) in interest expense:
Demand deposits (interest-bearing)	7	109	116
Savings deposits	(3)	(6)	(9)
Time deposits	(31)	114	83
Other borrowings	4	135	139
Junior subordinated debt	2	77	79

Total	(21)	429	408

Increase (decrease) in net interest income	$3,324	$(1,380)	$1,944

The Company recorded a provision for loan losses of $1,677,000 during the three months ended December 31, 2017 compared to a reversal of provision for loan losses of $1,433,000 during the three months ended December 31, 2016. The $1,677,000 provision for loan losses during the three months ended December 31, 2017 was due primarily to an increase in nonperforming loans, and an increase in loans classified as “special mention” that were partially offset by continued low historical loan loss experience. Nonperforming loans were $24,394,000, or 0.81% of loans outstanding as of December 31, 2017, compared to $21,955,000, or 0.75% of loans outstanding as of September 30, 2017, and $20,128,000, or 0.73% of loans outstanding as of December 31, 2016. Net loan charge-offs during the three months ended December 31, 2017 were $101,000.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended December 31,
(dollars in thousands)	2017	2016	$ Change	% Change
Service charges on deposit accounts	$3,954	$3,816	$138	3.6%
ATM fees and interchange	4,255	4,723	(468)	(9.9%)
Other service fees	761	752	9	1.2%
Mortgage banking service fees	515	495	20	4.0%
Change in value of mortgage servicing rights	77	14	63	450.0%

Total service charges and fees	9,562	9,800	(238)	(2.4%)

Gain on sale of loans	816	1,392	(576)	(41.4%)
Commission on nondeposit investment products	745	439	306	69.7%
Increase in cash value of life insurance	642	631	11	1.7%
Change in indemnification asset	—	(219)	219	(100.0%)
Gain on sale of foreclosed assets	403	44	359	815.9%
Other noninterest income	310	375	(65)	(17.3%)

Total other noninterest income	2,916	2,662	254	9.5%

Total noninterest income	$12,478	$12,462	$16	0.1%

Noninterest income increased $16,000 (0.1%) to $12,478,000 during the three months ended December 31, 2017 compared to the three months ended December 31, 2016. The increase in noninterest income was due primarily to a $359,000 (816%) increase in gain on sale of foreclosed assets, a $306,000 (69.7%) increase in commission on nondeposit investment products, and a $219,000 increase in change in indemnification asset that were partially offset by a $576,000 decrease in gain on sale of loans. The $359,000 increase in gain on sale of foreclosed asset was due primarily to $378,000 of previously deferred gain on sale of foreclosed assets being recorded into noninterest income as the conditions requiring its deferral were alleviated during the three months ended December 31, 2017. The $306,000 increase in commissions on nondeposit investment products was due to continued focus in this area. The $219,000 increase in change in indemnification asset was due to a $219,000 decrease in the indemnification asset during the fourth quarter of 2016, and no such change during the fourth quarter of 2017 as the Company and the FDIC terminated their loss sharing agreements during the second quarter of 2017. The $576,000 decrease in gain on sale of loans was due primarily to decreased residential mortgage refinance activity compared to the year-ago quarter.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended December 31,
(dollars in thousands)	2017	2016	$ Change	% Change
Base salaries, overtime and temporary help, net of deferred loan origination costs	$13,942	$14,074	($132)	(0.9%)
Commissions and incentives	2,247	1,864	383	20.5%
Employee benefits	4,421	4,616	(195)	(4.2%)

Total salaries and benefits expense	20,610	20,554	56	0.3%

Occupancy	2,698	2,635	63	2.4%
Equipment	1,797	1,760	37	2.1%
Provision for losses unfunded	175	(189)	364	(192.6%)
Data processing and software	3,116	2,580	536	20.8%
Telecommunications	686	664	22	3.3%
ATM & POS network charges	1,399	1,076	323	30.0%
Professional fees	1,388	2,226	(838)	(37.6%)
Advertising and marketing	928	808	120	14.9%
Postage	238	417	(179)	(42.9%)
Courier service	283	182	101	55.5%
Intangible amortization	339	360	(21)	(5.8%)
Operational losses	228	558	(330)	(59.1%)
Provision for OREO losses	—	100	(100)	(100.0%)
OREO expense	114	69	45	65.2%
Assessments	424	241	183	75.9%
Merger & acquisition expense	530	—	530
Other	3,123	2,522	601	23.8%

Total other noninterest expense	17,466	16,009	1,457	9.1%

Total noninterest expense	$38,076	$36,563	$1,513	4.1%

Average full time equivalent employees	981	1,008	(27)	(2.7%)
Merger & acquisition expense:
Professional fees	$513	—
Miscellaneous other expense	17	—

Total merger & acquisition expense	$530	$0

Salary and benefit expenses increased $56,000 (0.3%) to $20,610,000 during the three months ended December 31, 2017 compared to $20,554,000 during the three months ended December 31, 2016. Base salaries, net of deferred loan origination costs decreased $132,000 (0.9%) to 13,942,000. The decrease in base salaries was due primarily to annual merit increases that were more than offset by a 2.7% decrease in average full time equivalent employees to 981 from 1,008 in the year-ago quarter, and a decrease in temporary help expense. Commissions and incentive compensation increased $383,000 (20.5%) to $2,247,000 during the three months ended December 31, 2017 compared to the year-ago quarter due primarily to increases in almost every category of incentive compensation. Benefits & other compensation expense decreased $195,000 (4.2%) to $4,421,000 during the three months ended December 31, 2017 due primarily to decreases in group medical expense.

Other noninterest expense increased $1,457,000 (9.1%) to $17,466,000 during the three months ended December 31, 2017 compared to the three months ended December 31, 2016. The increase in other noninterest expense was due primarily to $530,000 of expenses incurred in the fourth quarter of 2017 related to the proposed merger with FNBB, a $536,000 (20.8%) increase in data processing and software expense, a $323,000 increase in ATM & POS network charges, and a $364,000 increase in provision for losses for unfunded loan commitments that were partially offset by decreases of $838,000 in professional fees, and $330,000 in operational losses. The increase in data processing and software expense and ATM & POS network charges were due primarily to system enhancements and capacity expansion. The increase in change in reserve for unfunded commitments was due primarily to a larger increase in unfunded loan commitments during the three months ended December 31, 2017, compared to the three months ended December 31, 2016. The decrease in professional fees was due primarily to consulting fees incurred in the fourth quarter of 2016 related to system enhancements and capacity expansion.

The effective combined Federal and State income tax rate on income was 83.2% and 38.8% for the three months ended December 31, 2017 and 2016, respectively. The effective combined Federal and State income tax rate was greater than the Federal statutory tax rate of 35.0% due to a Federal tax expense of $7,416,000 related to the DTA re-measurement in the fourth quarter of 2017, and State income tax expense of $1,973,000 and $2,195,000, for the three months ended December 31, 2017 and 2016, respectively, that were partially offset by the effects of tax-exempt income of $1,041,000 and $1,031,000, respectively, from investment securities, $641,000 and $631,000, respectively, from increase in cash value of life insurance, low-income housing tax credits of ($123,000) and $62,000, respectively, and $59,000 and $0, respectively, of equity compensation excess tax benefits. The low income housing tax credits and the equity compensation excess tax benefits represent direct reductions in tax expense.

The provisions for income taxes applicable to income before taxes differ from amounts computed by applying the statutory Federal income tax rates to income before taxes. The effective tax rate and the statutory federal income tax rate are reconciled for the periods indicated as follows:

	Three months ended December 31,
	2017	2016
Federal statutory income tax rate	35.0%	35.0%
State income taxes, net of federal tax benefit	7.2	7.0
Tax-exempt interest on municipal obligations	(2.0)	(1.8)
Increase in cash value of insurance policies	(1.3)	(1.1)
Low income housing tax credits	0.7	(0.3)
Equity compensation	(0.3)	—
Nondeductible merger expenses	0.9	—
DTA re-measurement	41.6	—
Other	1.4	—

Effective Tax Rate	83.2%	38.8%

The Company’s financial statements are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP). The Company uses certain non-GAAP measures to provide supplemental information regarding performance. Net income and the effective tax rate for the three and twelve months ended December 31, 2017 include the effects of $530,000 of expenses related to the proposed merger with FNBB, of which $438,000 is non-deductible for taxes, and a one-time charge of $7,416,000 due to the re-measurement of the Company’s DTA resulting from the Tax Cuts and Jobs Act of 2017. Net income for the twelve months ended December 31, 2016 include the effects of $784,000 of expenses, all of which were deductible for taxes, related to the acquisition of three bank branches, including $161,231,000 of deposits, during the three months ended March 31, 2016. The Company believes that presenting the effective tax rate, net income, return on average assets (ROAA), return on average equity (ROAE), and earnings per common share, excluding the impact of merger & acquisition expenses and the re-measurement of the Company’s DTA, provides additional clarity to the users of the financial statements regarding core financial performance. The following table presents a comparison of the effective tax rate, net income, ROAA, ROAE, and earnings per common share as reported, and as adjusted for the impact of merger & acquisition expenses and the re-measurement of the Company’s DTA, for the periods indicated.

	Three months ended December 31,		Year ended December 31,
($’s in thousands except per share amounts)	2017	2016	2017	2016
Income tax expense	$14,829	$7,954	$36,958	$27,712
Effect of non-deductible merger expense	(184)	—	(184)	—
Effect of income tax rate change DTA re-measurement	(7,416)	—	(7,416)	—

Adjusted income tax expense	$7,229	$7,954	$29,358	$27,712

Effective tax rate	83.2%	38.8%	47.7%	38.2%
Adjusted effective tax rate	40.6%	38.8%	37.9%	38.2%
Net income	$2,989	$12,533	$40,554	$44,811
Effect of merger expense	491	—	491	454
Effect of income tax rate change DTA re-measurement	7,416	—	7,416	—

Adjusted net income	$10,896	$12,533	$48,462	$45,266

ROAA	0.26%	1.12%	0.89%	1.02%
Adjusted ROAA	0.94%	1.12%	1.06%	1.04%
ROAE	2.33%	10.41%	8.10%	9.46%
Adjusted ROAE	8.50%	10.41%	9.68%	9.55%
Earnings per common share:
Basic	$0.13	$0.55	$1.77	$1.96
Diluted	$0.13	$0.54	$1.74	$1.94
Adjusted earnings per common share:
Basic	$0.47	$0.55	$2.12	$1.98
Diluted	$0.47	$0.54	$2.08	$1.96
M&A expense	$530	$—	$530	$784
Non-deductible M&A expense	$438	$—	$438	$—
Average assets	$4,658,677	$4,483,251	$4,554,505	$4,373,022
Average equity	$513,007	$481,704	$500,653	$473,829
Weighted average shares	22,944,523	22,845,623	22,911,611	22,814,002
Weighted average diluted shares	23,289,545	23,115,708	23,249,887	23,086,460

Richard P. Smith, President and CEO of the Company commented, “The fourth quarter of 2017 was a very busy and successful quarter for the company. Lending activity across our footprint remains strong, with total loans eclipsing $3.0 billion for the first time. Total loans grew by 2.9% during the quarter, or at 11.4% annualized. Similarly, total deposits exceeded $4.0 billion during the quarter, growing $102 million or 2.6%. Just as importantly, the bank continues to be positioned well for rising rates, with demand deposits representing 34% of total deposits and the overall average cost of deposits at just 0.11%

Smith added, “Key events for the quarter were the passing of the Tax Cuts and Jobs Act and our announced acquisition of First National Bank of Northern California. While the reduction in the corporate tax rate resulted in the recognition of immediate revaluation expense against our deferred tax assets, we expect a lower corporate tax rate to have a continuing positive impact on the Company’s net income beginning in January 2018. We remain enthusiastic about our organic growth and momentum as we enter 2018, along with the completion of our previously announced strategic acquisition of First National Bank of Northern California. We continue to believe this transaction is an important element in our overall growth strategy and squarely align with our goal of being Northern California’s #1 community bank.

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; changes in the level of the Company’s nonperforming assets and charge-offs; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by the Company; changes in consumer spending, borrowing and savings habits; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; the impact of competition from financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results.

Statements concerning the potential merger of the Company and FNB Bancorp may also be forward-looking statements. Please refer to each of the Company’s and FNB’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

TRICO BANCSHARES – CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Statement of Income Data
Interest income	$46,961	$45,913	$45,044	$43,484	$44,615
Interest expense	1,868	1,829	1,610	1,491	1,460
Net interest income	45,093	44,084	43,434	41,993	43,155
Provision (benefit from reversal of provision) for loan losses	1,677	765	(796)	(1,557)	(1,433)
Noninterest income:
Service charges and fees	9,562	9,475	9,479	8,907	9,800
Other income	2,916	3,455	3,431	2,796	2,662
Total noninterest income	12,478	12,930	12,910	11,703	12,462
Noninterest expense:
Base salaries net of deferred loan origination costs	13,942	13,600	13,657	13,390	14,074
Incentive compensation expense	2,247	2,609	2,173	2,198	1,864
Employee benefits and other compensation expense	4,421	4,724	4,664	5,305	4,616
Total salaries and benefits expense	20,610	20,933	20,494	20,893	20,554
Other noninterest expense	17,466	16,289	15,410	14,929	16,009
Total noninterest expense	38,076	37,222	35,904	35,822	36,563
Income before taxes	17,818	19,027	21,236	19,431	20,487
Net income	$2,989	$11,897	$13,589	$12,079	$12,533
Share Data
Basic earnings per share	$0.13	$0.52	$0.59	$0.53	$0.55
Diluted earnings per share	$0.13	$0.51	$0.58	$0.52	$0.54
Book value per common share	$22.03	$22.09	$21.76	$21.28	$20.87
Tangible book value per common share	$19.01	$19.04	$18.70	$18.20	$17.77
Shares outstanding	22,955,963	22,941,464	22,925,069	22,873,305	22,867,802
Weighted average shares	22,944,523	22,931,855	22,899,600	22,870,467	22,845,623
Weighted average diluted shares	23,289,545	23,244,235	23,240,112	23,231,778	23,115,708
Credit Quality
Nonperforming originated loans	$15,463	$11,689	$10,581	$13,234	$12,894
Total nonperforming loans	24,394	21,955	17,429	19,511	20,128
Foreclosed assets, net of allowance	3,226	3,071	3,489	3,529	3,986
Loans charged-off	627	862	2,512	409	635
Loans recovered	526	701	434	480	1,087
Selected Financial Ratios
Return on average total assets	0.26%	1.04%	1.21%	1.08%	1.12%
Return on average equity	2.33%	9.38%	10.93%	9.97%	10.41%
Average yield on loans	5.18%	5.18%	5.23%	5.06%	5.31%
Average yield on interest-earning assets	4.44%	4.42%	4.42%	4.27%	4.38%
Average rate on interest-bearing liabilities	0.27%	0.27%	0.24%	0.22%	0.22%
Net interest margin (fully tax-equivalent)	4.26%	4.24%	4.26%	4.13%	4.24%
Supplemental Loan Interest Income Data:
Discount accretion PCI – cash basis loans	$516	$398	$386	$112	$483
Discount accretion PCI – other loans	445	407	797	631	658
Discount accretion PNCI loans	528	559	987	798	637
All other loan interest income	36,705	35,904	34,248	33,373	34,463
Total loan interest income	$38,194	$37,268	$36,418	$34,914	$36,241

TRICO BANCSHARES – CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Balance Sheet Data
Cash and due from banks	$205,428	$188,034	$167,649	$323,706	$305,612
Securities, available for sale	730,883	678,236	672,569	571,719	550,233
Securities, held to maturity	514,844	536,567	559,518	580,137	602,536
Restricted equity securities	16,956	16,956	16,956	16,956	16,956
Loans held for sale	4,616	2,733	2,537	1,176	2,998
Loans:
Commercial loans	220,500	227,479	225,743	212,685	217,047
Consumer loans	365,113	361,320	360,782	357,593	366,111
Real estate mortgage loans	2,291,995	2,194,874	2,106,567	2,066,372	2,054,016
Real estate construction loans	137,557	147,940	133,301	124,542	122,419
Total loans, gross	3,015,165	2,931,613	2,826,393	2,761,192	2,759,593
Allowance for loan losses	(30,323)	(28,747)	(28,143)	(31,017)	(32,503)
Foreclosed assets	3,226	3,071	3,489	3,529	3,986
Premises and equipment	57,742	54,995	51,558	49,508	48,406
Cash value of life insurance	97,783	97,142	96,410	95,783	95,912
Goodwill	64,311	64,311	64,311	64,311	64,311
Other intangible assets	5,174	5,513	5,852	6,204	6,563
Mortgage servicing rights	6,687	6,419	6,596	6,860	6,595
Accrued interest receivable	13,772	12,656	11,605	11,236	12,027
Other assets	55,051	86,936	62,635	66,654	74,743
Total assets	$4,761,315	$4,656,435	$4,519,935	$4,527,954	$4,517,968
Deposits:
Noninterest-bearing demand deposits	$1,368,218	$1,283,949	$1,261,355	$1,254,431	$1,275,745
Interest-bearing demand deposits	971,459	965,480	956,690	947,006	887,625
Savings deposits	1,364,518	1,367,597	1,346,016	1,370,015	1,397,036
Time certificates	304,936	310,430	314,361	327,432	335,154
Total deposits	4,009,131	3,927,456	3,878,422	3,898,884	3,895,560
Accrued interest payable	930	867	781	770	818
Reserve for unfunded commitments	3,164	2,989	2,599	2,734	2,719
Other liabilities	63,258	62,850	59,868	66,938	67,364
Other borrowings	122,166	98,730	22,560	15,197	17,493
Junior subordinated debt	56,858	56,810	56,761	56,713	56,667
Total liabilities	$4,255,507	$4,149,702	$4,020,991	$4,041,236	$4,040,621
Total shareholders’ equity	$505,808	$506,733	$498,944	$486,718	$477,347
Accumulated other comprehensive gain (loss)	(5,228)	(4,612)	(4,501)	(7,402)	(7,913)
Average loans	$2,948,277	$2,878,944	$2,783,686	$2,758,544	$2,730,391
Average interest-earning assets	4,289,656	4,214,488	4,135,021	4,130,469	4,129,970
Average total assets	4,658,677	4,572,424	4,492,389	4,493,657	4,483,251
Average deposits	3,961,422	3,878,183	3,851,519	3,862,793	3,853,432
Average total equity	513,007	507,389	497,225	484,811	481,704
Total risk based capital ratio	14.1%	14.4%	14.8%	15.0%	14.8%
Tier 1 capital ratio	13.2%	13.6%	13.9%	14.0%	13.7%
Tier 1 common equity ratio	11.7%	12.1%	12.3%	12.4%	12.2%
Tier 1 leverage ratio	10.8%	11.0%	11.0%	10.8%	10.6%
Tangible capital ratio	9.3%	9.5%	9.6%	9.3%	9.1%

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